UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2015

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Due to the resignation of Kenneth LeStrange on December 18, 2014 from the Board of Directors of Enstar Group Limited (the “Company”), which became effective on December 31, 2014, the Company received, as expected, a notification on January 15, 2015 from the NASDAQ Listing Qualifications Department indicating that the Company was no longer in compliance with: (1) Nasdaq Marketplace Rule 5605(b)(1), which requires that a majority of the Company’s Board of Directors be comprised of independent directors, and (2) Nasdaq Marketplace Rule 5605(c)(2)(A), which requires, among other things, that the Audit Committee of the Company’s board of directors be comprised of at least three independent directors.

Consistent with Marketplace Rules 5605(b)(1)(A) and 5605(c)(4)(B), NASDAQ has provided the Company a cure period ending June 29, 2015 within which to regain compliance. The Company intends to appoint a new independent director to its board of directors and its Audit Committee within the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: January 20, 2015	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer